UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2005

DEX MEDIA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-32249	14-1855759

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

198 Inverness Drive West, Englewood, Colorado	80112

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 784-2900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Restricted Stock Awards

     On May 13, 2004, the board of directors (the “Board”) of Dex Media, Inc. (the “Company”) adopted, and the Company’s stockholders approved, the 2004 Incentive Award Plan (the “2004 Plan”). The 2004 Plan was previously filed as Exhibit 4.5 to the Company’s Registration Statement on Form S-8 filed on November 19, 2004. Pursuant to the 2004 Plan, from time to time, the Company grants awards under the 2004 Plan to officers and directors of the Company. The terms of such awards are governed by the 2004 Plan and a standard form agreement for each type of award which is delivered to each grantee.

     Pursuant to the 2004 Plan and a form of restricted stock agreement (the “Restricted Stock Agreement”) which is delivered to each grantee, independent directors of the Company receive shares of Company common stock, par value $0.01 per share (the “Restricted Shares”), subject to certain restrictions. Upon issuance, the Restricted Shares may not be transferred, alienated, pledged, encumbered or assigned (such transfer restrictions, the “Restrictions”). The Restricted Shares vest and the Restrictions cease to apply as follows: (i) on the first anniversary of the date of grant, the Restrictions cease to apply to one-third of the Restricted Shares, (ii) on the second anniversary of the date of grant, the Restrictions cease to apply to one-third of the Restricted Shares and (iii) on the third anniversary of the date of grant, the Restrictions cease to apply to the final one-third of the Restricted Shares. Notwithstanding the foregoing, all of the Restricted Shares vest and the Restrictions cease to apply upon a “Change of Control” (as defined in the 2004 Plan). In addition, the Board may, in its discretion, remove some or all of the Restrictions and accelerate the vesting of some or all of the Restricted Shares at any time or from time to time. Furthermore, if the grantee ceases to serve as a director of the Company, any Restricted Shares still subject to the Restrictions shall immediately be forfeited. The foregoing summary of the terms of the restricted stock awards granted pursuant to the 2004 Plan is qualified in its entirety by the full text of Restricted Stock Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

     On February 17, 2005, the Committee granted awards of restricted stock under the 2004 Plan to two independent directors of the Company, R. Glenn Hubbard and Russell T. Lewis. Each recipient received 10,000 Restricted Shares pursuant to the 2004 Plan and a Restricted Stock Agreement. The fair market value of the Restricted Shares on the date of grant was $23.26 per share.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Document Description
10.1	Form of Restricted Stock Agreement pursuant to the 2004 Incentive Award Plan of Dex Media, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEX MEDIA, INC. (Registrant)
Date March 3, 2005	/s/ ROBERT M. NEUMEISTER, JR.
(Signature)
	Name: Title:	Robert M. Neumeister, Jr. Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Document Description
10.1	Form of Restricted Stock Agreement pursuant to the 2004 Incentive Award Plan of Dex Media, Inc.